Exhibit 99.1

CORIUM REPORTS THIRD FISCAL QUARTER 2014 FINANCIAL RESULTS

MENLO PARK, Calif., August 12, 2014 — Corium International, Inc. (NASDAQ: CORI), a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty transdermal products, today announced unaudited results from operations for both the third fiscal quarter and the nine months ended June 30, 2014.  Corium’s fiscal year ends on September 30, 2014.

“We have continued to invest in our proprietary pipeline, and we are especially pleased with our progress in advancing several product candidates for Alzheimer’s and Parkinson’s diseases,” said Peter Staple, Chief Executive Officer of Corium.  “Our R&D team has applied Corium’s innovative transdermal technologies to develop lead formulations of three approved drugs with the potential to provide significantly improved treatments for patients living with these debilitating diseases.  We are encouraged by the results of this work, and have initiated preclinical testing to determine the optimal formulations for human clinical trials.  We anticipate that one or more of these programs will be ready to enter into Phase 1 pharmacokinetic studies in the first half of 2015.”

Corium reported total revenues in the third fiscal quarter of 2014 of $10.2 million, compared with $12.6 million of total revenues in the third fiscal quarter of 2013.  The reduction in total revenues in the third fiscal quarter of 2014 primarily reflects the anticipated declines in full-year product revenues from both Clonidine TDS (marketed by Teva Pharmaceuticals) and Fentanyl TDS (marketed by Par Pharmaceutical), as well as reductions in contract research and development revenues from programs that have reached the final stages of process development, partially offset by an increase in sales of Crest Whitestrips to P&G and an increase in contract research and development revenues from new co-development programs as well as partner-funded programs.

Total research and development (R&D) expenses in the third fiscal quarter of 2014 were $5.4 million, compared with $4.2 million of total R&D expense in the third fiscal quarter of 2013.  The increase in total R&D expense in the third fiscal quarter of 2014 primarily reflects the addition of new development programs with partners, as compared with the prior period, including Corium’s increased investment in its proprietary programs and two co-development programs.

General and administrative (G&A) expenses in the third fiscal quarter of 2014 were $3.5 million, compared with $1.5 million of G&A expense in the third fiscal quarter of 2013.  The increase in G&A expense in the third fiscal quarter of 2014 was primarily attributable to higher expenses due to timing of incentive compensation, stock-based compensation and increased activities associated with becoming a public company.

Corium reported a net loss for the third fiscal quarter of 2014 of $5.0 million, or $0.28 per share on a fully-diluted basis, compared with a net loss of $9.2 million, or $4.12 per share, in the third fiscal quarter of 2013.  As a result of Corium’s IPO on April 2, 2014, the fair value of an embedded derivative in a subordinated note was determined to be zero as of March 31, 2013 and thereafter.  The fair value of this embedded derivative significantly increased in the third fiscal quarter of 2013, resulting in a non-cash, non-recurring charge of $8.0 million in that same quarter.  Without the effect of this charge, Corium would have recognized a non-GAAP net loss for the third fiscal quarter of 2013 of $1.2 million.

Cash, cash equivalents and available-for-sale securities at the quarter ended June 30, 2014 were $44.2 million.

Conference Call and Webcast Details

Corium will host a conference call today at 5 p.m. EDT to discuss the financial results for the third fiscal quarter and first nine months of fiscal 2014.  Investors and analysts can access the call toll-free by dialing 844-831-3024 (United States) or +1 315-625-6887 (international).  No passcode is required for this call.  The conference call will also be available via a live audio webcast on the Investors section of Corium’s website at http://ir.coriumgroup.com/events.cfm.  Please access the website 10 minutes prior to the start of the call to ensure adequate time for any software downloads that may be necessary.  A replay of the conference call will be available for two weeks and may be accessed by dialing toll-free 855-859-2056 (United States) or +1 404-537-3406 (international) and entering the conference ID# 83938847 or by visiting Corium’s website.

About Corium

Corium International, Inc. is a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty pharmaceutical products that leverage the company’s advanced transdermal and transmucosal delivery systems.  Corium has developed, and is the sole commercial manufacturer of, six prescription drug and consumer products with partners Teva Pharmaceuticals, Par Pharmaceuticals and Procter & Gamble.  The company has two proprietary transdermal platforms:  Corplex™ for small molecules and MicroCor®, a biodegradable microstructure technology for small molecules and biologics, including vaccines, peptides and proteins.  The company’s late-stage pipeline includes a contraceptive patch currently in Phase 3 trials co-developed with Agile Therapeutics and additional transdermal products co-developed with Teva.  Corium has two internal pipeline programs in earlier stage clinical development for the treatment of osteoporosis and benign prostatic hyperplasia.  For further information, please visit www.coriumgroup.com.

Statement regarding use of non-GAAP financial measures

The company reported non-GAAP net loss in this release in addition to, and not as a substitute for, or superior to, net loss and net loss per share calculated in accordance with GAAP.

Management believes the presentation of net loss and net loss per share that excludes the non-cash, non-recurring gain from the change in fair value of an embedded derivative provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of net loss and net loss per share across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy, clinical trial plans and the advancement of our technologies and our proprietary and partnered products and product candidates. Forward-looking statements are based on management’s current expectations and projections and are subject to risks and uncertainties, which may cause Corium’s actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Corium’s business and its financial results are detailed in the final prospectus for our initial public offering, dated as of April 2, 2014, and filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) on April 3, 2014 (File No. 333-194279), Corium’s most recent Form 10-Q filed with the Securities and Exchange Commission on May 14, 2014, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Corium undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Company Contact:

Robert S. Breuil

Chief Financial Officer

ir@coriumintl.com

Investor and Media Contact:

Karen L. Bergman

BCC Partners

kbergman@bccpartners.com

650-575-1509

Financial tables follow:

Corium International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Product revenues	$7,856	$9,732	$23,196	$29,922
Contract research and development revenues	2,023	2,530	7,260	7,292
Other revenues	304	304	912	512
Total revenues	10,183	12,566	31,368	37,726
Costs and operating expenses:
Cost of product revenues	4,566	6,080	14,793	18,896
Cost of contract research and development revenues	3,789	2,767	11,237	8,709
Research and development expenses	1,614	1,393	3,742	3,965
General and administrative expenses	3,497	1,463	6,543	4,861
Amortization of intangible assets	138	138	399	402
Gain on disposal and sale and leaseback of equipment	(24)	(46)	(93)	(137)
Total costs and operating expenses	13,580	11,795	36,621	36,696

Income (loss) from operations	(3,397)	771	(5,253)	1,030
Interest income	2	2	5	7
Interest expense	(1,586)	(1,982)	(5,390)	(5,678)
Change in fair value of preferred stock warrant liability	—	—	(274)	—
Change in fair value of subordinated note embedded derivative liability	—	(7,954)	7,367	(7,954)
Loss before income taxes	(4,981)	(9,163)	(3,545)	(12,595)
Income tax benefit	—	—	—	—
Net loss and comprehensive loss	$(4,981)	$(9,163)	$(3,545)	$(12,595)
Net loss per share attributable to common stockholders, basic and diluted	$(0.28)	$(4.12)	$(0.48)	$(5.69)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	17,624,327	2,226,451	7,362,142	2,213,513

Corium International, Inc.

 CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	As of June 30, 2014	As of September 30, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,245	$13,581
Accounts receivable	4,503	3,129
Unbilled accounts receivable	1,800	1,495
Inventories, net	3,115	4,508
Prepaid expenses and other current assets	1,329	1,038
Total current assets	54,992	23,751
Property and equipment, net	12,512	12,622
Debt financing costs, net	645	902
Intangible assets, net	6,757	6,647
Notes receivable — related parties	—	100
TOTAL ASSETS	$74,906	$44,022
LIABILITIES, CONVERTIBLE PREFERRED STOCK, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,573	$2,748
Accrued expenses and other current liabilities	3,859	3,374
Bank line of credit	1,500	3,873
Long-term debt, current portion	113	457
Capital lease obligations, current portion	813	1,029
Preferred stock warrant liability	—	560
Recall liability, current portion	732	1,004
Deferred contract revenues, current portion	2,251	2,112
Total current liabilities	11,841	15,157
Long-term interest payable	—	11,590
Long-term debt, net of current portion	37,824	36,956
Convertible notes	—	9,399
Subordinated note	—	13,000
Subordinated note embedded derivative liability	—	7,367
Capital lease obligations, net of current portion	1,084	1,652
Recall liability, net of current portion	3,185	3,828
Deferred contract revenues, net of current portion	3,500	3,688
Total liabilities	$57,434	$102,637
Convertible preferred stock	—	57,261
Redeemable common stock	—	3,224
Stockholders’ equity (deficit):
Common stock	18	2
Additional paid-in capital	113,422	(26,679)
Accumulated deficit	(95,968)	(92,423)
Total stockholders’ equity (deficit)	17,472	(119,100)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED AND REEDEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$74,906	$44,022